Exhibit 99.1

Media Contact	Investor Contact
Alice Ferreira, 203-578-2610	Terry Mangan, 203-578-2318
acferreira@websterbank.com	tmangan@websterbank.com
WEBSTER REPORTS
FOURTH QUARTER 2019 EARNINGS OF $0.96 PER DILUTED SHARE
WATERBURY, Conn., January 23, 2020 - Webster Financial Corporation (NYSE: WBS), the holding company for Webster Bank, N.A. and its HSA Bank division, today announced earnings applicable to common shareholders of $88.1 million, or $0.96 per diluted share, for the quarter ended December 31, 2019, compared to $96.7 million, or $1.05 per diluted share, for the quarter ended December 31, 2018. Earnings per diluted share would have been $1.01 for the quarter ended December 31, 2018, adjusting for $4.6 million related to a one-time gain on the sale of six banking centers.
For the full year 2019, earnings applicable to common shareholders was $373.0 million, or $4.06 per diluted share, compared to $351.7 million, or $3.81 per diluted share, for the full year 2018.
“Webster’s fourth quarter results demonstrate our ongoing commitment to strong execution on our strategic priorities. Commercial loan growth exceeded 10 percent for the second year in a row and total footings at HSA Bank increased 18 percent from a year ago, while credit metrics remained strong,” said John R. Ciulla, president and chief executive officer. “We’ve now achieved our tenth consecutive year of annual earnings per share growth, which puts us in select company in the banking industry.”
Highlights for the fourth quarter of 2019:
•Revenue of $302.2 million.
•Loan growth of $1.6 billion, or 8.5 percent from a year ago, led by commercial real estate and residential mortgage loans, which increased 16.9 percent.
•Deposit growth of $1.5 billion, or 6.7 percent from a year ago, with growth of $676 million, or 11.8 percent, in HSA deposits.
•Net interest margin of 3.27 percent.
•Efficiency ratio (non-GAAP) of 58.5 percent.
•Annualized return on average common shareholders’ equity of 11.60 percent, exceeding our cost of capital.
•Annualized return on average tangible common shareholders’ equity (non-GAAP) of 14.34 percent.
“Our performance in 2019 represents our third consecutive year of positive operating leverage,” said Glenn MacInnes, executive vice president and chief financial officer. “Tangible book value now exceeds $2.5 billion and increased 15 percent from a year ago.”

Line of Business performance compared to the fourth quarter of 2018
Commercial Banking
Webster’s Commercial Banking segment serves middle market, commercial real estate, asset-based lending, equipment finance, private banking, and treasury and payment solutions clients. As of December 31, 2019, Commercial Banking had $11.5 billion in loans and leases and $4.4 billion in deposit balances.
Commercial Banking Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2019	2018	(Unfavorable)
Net interest income	$93,347	$92,156	1.3%
Non-interest income	16,420	16,103	2.0
Operating revenue	109,767	108,259	1.4
Non-interest expense	45,505	45,324	(0.4)
Pre-tax, pre-provision net revenue	$64,262	$62,935	2.1

			Percent
	At December 31,		Increase/
(In millions)	2019	2018	(Decrease)
Loans and leases	$11,500	$10,438	10.2%
Deposits	4,382	4,031	8.7
Pre-tax, pre-provision net revenue increased $1.3 million to $64.3 million in the quarter as compared to prior year. Net interest income increased $1.2 million to $93.3 million, primarily due to loan growth. Non-interest income increased $0.3 million to $16.4 million, primarily due to higher syndication fees in the quarter. Non-interest expense increased $0.2 million to $45.5 million, primarily due to investments in product enhancements and infrastructure.

HSA Bank
Webster’s HSA Bank division offers a comprehensive consumer-directed healthcare solution that includes health savings accounts, health reimbursement arrangements, flexible spending accounts and commuter benefits. Health savings accounts are distributed nationwide directly to employers and individual consumers, as well as through national and regional insurance carriers, benefit consultants and financial advisors. As of December 31, 2019, HSA Bank had $8.5 billion in total footings comprising $6.4 billion in deposit balances and $2.1 billion in assets under administration through linked investment accounts.
HSA Bank Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2019	2018	(Unfavorable)
Net interest income	$40,666	$38,335	6.1%
Non-interest income	22,959	21,613	6.2
Operating revenue	63,625	59,948	6.1
Non-interest expense	34,893	31,106	(12.2)
Pre-tax, net revenue	$28,732	$28,842	(0.4)

			Percent
	At December 31,		Increase/
(Dollars in millions)	2019	2018	(Decrease)
Number of accounts (thousands)	2,974	2,722	9.3%

Deposits	$6,416	$5,741	11.8
Linked investment accounts *	2,071	1,460	41.8
Total footings	$8,487	$7,201	17.9
* Linked investment accounts are held off balance sheet
Pre-tax net revenue decreased $0.1 million to $28.7 million in the quarter as compared to prior year. Net interest income increased $2.3 million to $40.7 million, due to 12 percent growth in deposits and a decline in deposit spreads. Non-interest income increased $1.3 million to $23.0 million, primarily due to 9 percent growth in accounts over the past year. Non-interest expense increased $3.8 million to $34.9 million, primarily due to account growth and expanded distribution.

Community Banking
Community Banking serves consumer and business banking customers primarily throughout southern New England and into Westchester County, New York. Community Banking is comprised of the Personal Banking and Business Banking operating segments, as well as a distribution network consisting of 157 banking centers and 309 ATMs, a customer care center, and a full range of web and mobile-based banking services. As of December 31, 2019, Community Banking had $8.5 billion in loans and $12.5 billion in deposit balances.
Community Banking Operating Results:

			Percent
	Three months ended December 31,		Favorable/
(In thousands)	2019	2018	(Unfavorable)
Net interest income	$97,226	$102,087	(4.8)%
Non-interest income *	28,098	31,248	(10.1)
Operating revenue	125,324	133,335	(6.0)
Non-interest expense	97,323	96,804	(0.5)
Pre-tax, pre-provision net revenue	$28,001	$36,531	(23.4)

			Percent
	At December 31,		Increase/
(In millions)	2019	2018	(Decrease)
Loans	$8,537	$8,028	6.3%
Deposits	12,528	11,857	5.7
* Non-interest income for the three months ended December 31, 2018 includes a $4.6 million gain on sale of six banking centers.

Pre-tax, pre-provision net revenue decreased $8.5 million to $28.0 million in the quarter as compared to prior year. Net interest income decreased $4.9 million to $97.2 million, due to declining interest rates on loans coupled with a year-over-year increase in deposit costs; which was partially offset by balance growth in the loan and deposit portfolios. Non-interest income decreased $3.2 million due to a $4.6 million gain on sale of six banking centers recorded in the prior year. Partially offsetting the decrease were increases in income from mortgage banking activities, fees from loan interest rate hedging activities, loan-related fee income, and fees from investment services. Non-interest expense increased $0.5 million to $97.3 million driven by increased employee related expenses and continued investments in technology offset by lower marketing-related costs and occupancy expenses.

Consolidated financial performance:
Quarterly net interest income compared to the fourth quarter of 2018:
•Net interest income was $231.3 million compared to $237.1 million.
•Net interest margin was 3.27 percent compared to 3.66 percent. The yield on interest-earning assets declined by 34 basis points, and the cost of interest-bearing liabilities increased by 5 basis points.
•Average interest-earning assets totaled $28.3 billion and grew by $2.6 billion, or 10.0 percent.
•Average loans totaled $19.8 billion and grew by $1.4 billion, or 7.5 percent.
•Average deposits totaled $23.4 billion and grew by $1.4 billion, or 6.5 percent.
Quarterly provision for loan losses:
•The provision for loan losses was $6.0 million, compared to $11.3 million in the prior quarter and $10.0 million a year ago.
•Net charge-offs were $6.1 million, compared to $13.8 million in the prior quarter and $9.5 million a year ago. The ratio of net charge-offs to average loans on an annualized basis was 0.12 percent, compared to 0.28 percent in the prior quarter and 0.21 percent a year ago.
•The allowance for loan losses represented 1.04 percent of total loans at December 31, 2019, compared to 1.07 percent at September 30, 2019 and 1.15 percent at December 31, 2018. The allowance for loan losses represented 139 percent of nonperforming loans at December 31, 2019 compared to 129 percent at September 30, 2019 and 137 percent at December 31, 2018.
Quarterly non-interest income compared to the fourth quarter of 2018:
•Total non-interest income was $70.9 million, compared to $73.2 million, a decrease of $2.2 million. This reflects a decrease of $5.2 million in other income primarily due to a $4.6 million gain a year ago related to the sale of six banking centers as well as lower client hedging income. There was offset from a $1.5 million increase in mortgage banking activities and $1.4 million in HSA fee income driven by interchange revenue and linked investment fees.

Quarterly non-interest expense compared to the fourth quarter of 2018:
•Total non-interest expense was $179.7 million, compared to $174.8 million, an increase of $5.0 million. The increase reflects increases of $3.4 million in compensation and benefits due to annual merit increases and other benefits and $2.8 million in technology/equipment. Offsetting these increases was a decrease of $1.5 million in professional and outside services driven by lower consulting costs.
Quarterly income taxes compared to the fourth quarter of 2018:
•Income tax expense was $26.0 million compared to $26.7 million and the effective tax rate was 22.3 percent compared to 21.3 percent.
•The higher effective tax rate in the quarter includes a discrete tax expense associated with a state and local tax position contributing to a lower level of net discrete tax benefits recognized during the period compared to a year ago.
Investment securities:
•Total investment securities were $8.2 billion, compared to $8.2 billion at September 30, 2019 and $7.2 billion at December 31, 2018. The carrying value of the available-for-sale portfolio included $24.4 million of net unrealized gains, compared to $20.9 million at September 30, 2019 and $95.9 million of net unrealized losses at December 31, 2018. The carrying value of the held-to-maturity portfolio does not reflect $86.7 million of net unrealized gains, compared to $92.2 million at September 30, 2019 and $116.3 million of net unrealized losses at December 31, 2018.
Loans:
•Total loans were $20.0 billion, compared to $19.6 billion at September 30, 2019 and $18.5 billion at December 31, 2018. Compared to September 30, 2019, commercial real estate loans increased by $551.3 million and residential mortgages increased by $99.0 million while commercial loans decreased by $129.0 million and consumer loans decreased by $35.8 million.
•Compared to a year ago, commercial real estate loans increased by $1.022 billion, residential mortgages increased by $556.0 million, and commercial loans increased by $155.8 million, while consumer loans decreased by $162.6 million.
•Loan originations for portfolio were $1.919 billion, compared to $1.610 billion in the prior quarter and $1.611 billion a year ago. In addition, $94 million of residential loans were originated for sale in the quarter, compared to $73 million in the prior quarter and $30 million a year ago.

Asset quality:
•Total nonperforming loans were $150.9 million, or 0.75 percent of total loans, compared to $162.7 million, or 0.83 percent of total loans, at September 30, 2019 and $154.8 million, or 0.84 percent of total loans, at December 31, 2018. Total paying nonperforming loans were $59.0 million, compared to $71.9 million at September 30, 2019 and $42.5 million at December 31, 2018.
•Past due loans were $42.6 million, compared to $35.6 million at September 30, 2019 and $34.3 million at December 31, 2018.
Deposits and borrowings:
•Total deposits were $23.3 billion, compared to $23.3 billion at September 30, 2019 and $21.9 billion at December 31, 2018. Core deposits to total deposits were 86.7 percent, compared to 86.0 percent at September 30, 2019 and 85.4 percent at December 31, 2018. The loan to deposit ratio was 85.9 percent, compared to 84.0 percent at September 30, 2019 and 84.5 percent at December 31, 2018.
•Total borrowings were $3.5 billion, compared to $3.2 billion at September 30, 2019 and $2.6 billion at December 31, 2018.
Capital:
•The return on average common shareholders’ equity and the return on average tangible common shareholders’ equity were 11.60 percent and 14.34 percent, respectively, compared to 14.31 percent and 18.22 percent, respectively, in the fourth quarter of 2018.
•The tangible equity and tangible common equity ratios were 8.88 percent and 8.39 percent, respectively, compared to 8.59 percent and 8.05 percent, respectively, at December 31, 2018. The common equity tier 1 risk-based capital ratio was 11.56 percent, compared to 11.44 percent at December 31, 2018.
•Book value and tangible book value per common share were $33.28 and $27.19, respectively, compared to $29.72 and $23.60, respectively, at December 31, 2018.

***

Webster Financial Corporation is the holding company for Webster Bank, National Association and its HSA Bank division. With $30.4 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust, and investment services through 157 banking centers and 309 ATMs. Webster also provides mobile and Internet banking. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and HSA Bank, a division of Webster Bank, which provides health savings account trustee and administrative services. Webster Bank is a member of the FDIC and an equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.
Conference Call
A conference call covering Webster’s fourth quarter 2019 earnings announcement will be held today, Thursday, January 23, 2020 at 9:00 a.m. (Eastern) and may be heard through Webster’s Investor Relations website at www.wbst.com, or in listen-only mode by calling 877-407-8289 or 201-689-8341 internationally. The call will be archived on the website and available for future retrieval.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) our ability to successfully execute our business plan and manage our risks; (2) local, regional, national, and international economic conditions and the impact they may have on us and our customers; (3) volatility and disruption in national and international financial markets; (4) changes in the level of nonperforming assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of our investment securities; (7) inflation, changes in interest rate, and monetary fluctuations; (8) the timely development and acceptance of new products and services and the perceived value of those products and services by customers; (9) changes in deposit flows, consumer spending, borrowings, and savings habits; (10) our ability to implement new technologies and maintain secure and reliable technology systems; (11) performance by our counterparties and vendors; (12) our ability to increase market share and control expenses; (13) changes in the competitive environment among banks, financial holding companies, and other financial services providers; (14) changes in laws and regulations (including those concerning taxes, banking, securities, insurance, and healthcare) with which we and our subsidiaries must comply; (15) the effect of changes in accounting policies and practices applicable to us, including changes in our allowance for loan and lease losses and other impacts of our adoption of new accounting guidance regarding the recognition of credit losses; (16) legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (17) the other factors that are described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operation.” Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this press release contains certain non-GAAP financial measures. A reconciliation of net income and other performance ratios, as adjusted, is included in the accompanying selected financial highlights table.

We believe that providing certain non-GAAP financial measures provides investors with information useful in understanding our financial performance, our performance trends and financial position. We utilize these measures for internal planning and forecasting purposes. We, as well as securities analysts, investors, and other interested parties, also use these measures to compare peer company operating performance. We believe that our presentation and discussion, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting our business and allows investors to view performance in a manner similar to management. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results, and we strongly encourage investors to review our consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

WEBSTER FINANCIAL CORPORATION Selected Financial Highlights (unaudited)
	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018

Income and performance ratios:
Net income	$90,473	$93,865	$98,649	$99,736	$98,838
Earnings applicable to common shareholders	88,066	91,442	96,193	97,549	96,666
Earnings per diluted common share	0.96	1.00	1.05	1.06	1.05
Return on average assets	1.19%	1.27%	1.38%	1.44%	1.44%
Return on average tangible common shareholders' equity (non-GAAP)	14.34	15.37	16.88	17.70	18.22
Return on average common shareholders’ equity	11.60	12.36	13.47	14.01	14.31
Non-interest income as a percentage of total revenue	23.47	22.52	23.88	22.12	23.58

Asset quality:
Allowance for loan and lease losses	$209,096	$209,152	$211,671	$211,389	$212,353
Nonperforming assets	157,380	166,716	153,247	164,431	161,617
Allowance for loan and lease losses / total loans and leases	1.04%	1.07%	1.10%	1.12%	1.15%
Net charge-offs / average loans and leases (annualized)	0.12	0.28	0.24	0.21	0.21
Nonperforming loans and leases / total loans and leases	0.75	0.83	0.77	0.84	0.84
Nonperforming assets / total loans and leases plus OREO	0.79	0.85	0.80	0.87	0.87
Allowance for loan and lease losses / nonperforming loans and leases	138.56	128.55	142.97	133.01	137.22

Other ratios:
Tangible equity (non-GAAP)	8.88%	8.83%	8.82%	8.68%	8.59%
Tangible common equity (non-GAAP)	8.39	8.34	8.31	8.16	8.05
Tier 1 risk-based capital (a)	12.23	12.32	12.09	12.17	12.16
Total risk-based capital (a)	13.55	13.68	13.48	13.60	13.63
Common equity tier 1 risk-based capital (a)	11.56	11.63	11.41	11.46	11.44
Shareholders’ equity / total assets	10.56	10.54	10.59	10.50	10.45
Net interest margin	3.27	3.49	3.63	3.74	3.66
Efficiency ratio (non-GAAP)	58.52	56.60	56.09	55.93	56.19

Equity and share related:
Common equity	$3,062,733	$3,007,357	$2,920,180	$2,821,218	$2,741,478
Book value per common share	33.28	32.68	31.74	30.62	29.72
Tangible book value per common share (non-GAAP)	27.19	26.58	25.63	24.51	23.60
Common stock closing price	53.36	46.87	47.77	50.67	49.29
Dividends declared per common share	0.40	0.40	0.40	0.33	0.33
Common shares issued and outstanding	92,027	92,034	92,007	92,125	92,247
Weighted-average common shares outstanding - Basic	91,574	91,559	91,534	91,962	91,971
Weighted-average common shares outstanding - Diluted	91,916	91,874	91,855	92,225	92,202

(a) Presented as projected for December 31, 2019 and actual for the remaining periods.

WEBSTER FINANCIAL CORPORATION Consolidated Balance Sheets (unaudited)
(In thousands)	December 31, 2019	September 30, 2019	December 31, 2018
Assets:
Cash and due from banks	$185,341	$227,966	$260,422
Interest-bearing deposits	72,554	74,865	69,077
Securities:
Available for sale	2,925,833	2,960,103	2,898,730
Held to maturity	5,293,918	5,193,521	4,325,420
Total securities	8,219,751	8,153,624	7,224,150
Loans held for sale	36,053	27,061	11,869
Loans and Leases:
Commercial	6,880,838	7,009,884	6,725,003
Commercial real estate	5,949,339	5,398,084	4,927,145
Residential mortgages	4,972,685	4,873,726	4,416,637
Consumer	2,234,124	2,269,952	2,396,704
Total loans and leases	20,036,986	19,551,646	18,465,489
Allowance for loan and lease losses	(209,096)	(209,152)	(212,353)
Loans and leases, net	19,827,890	19,342,494	18,253,136
Federal Home Loan Bank and Federal Reserve Bank stock	149,046	116,984	149,286
Premises and equipment, net	270,413	278,642	124,850
Goodwill and other intangible assets, net	560,290	561,252	564,137
Cash surrender value of life insurance policies	550,651	549,335	543,616
Deferred tax asset, net	61,975	59,956	96,516
Accrued interest receivable and other assets	455,380	502,921	313,256
Total Assets	$30,389,344	$29,895,100	$27,610,315

Liabilities and Shareholders' Equity:
Deposits:
Demand	$4,446,463	$4,291,659	$4,162,446
Health savings accounts	6,416,135	6,288,218	5,740,601
Interest-bearing checking	2,689,734	2,619,452	2,518,472
Money market	2,312,840	2,560,918	2,100,084
Savings	4,354,809	4,264,853	4,140,696
Certificates of deposit	3,104,765	3,249,860	2,961,564
Brokered certificates of deposit	—	5,705	234,982
Total deposits	23,324,746	23,280,665	21,858,845
Securities sold under agreements to repurchase and other borrowings	1,040,431	1,210,692	581,874
Federal Home Loan Bank advances	1,948,476	1,392,849	1,826,808
Long-term debt	540,364	549,158	226,021
Accrued expenses and other liabilities	327,557	309,342	230,252
Total liabilities	27,181,574	26,742,706	24,723,800
Preferred stock	145,037	145,037	145,037
Common shareholders' equity	3,062,733	3,007,357	2,741,478
Total shareholders’ equity	3,207,770	3,152,394	2,886,515
Total Liabilities and Shareholders' Equity	$30,389,344	$29,895,100	$27,610,315

WEBSTER FINANCIAL CORPORATION Consolidated Statements of Income (unaudited)
	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share data)	2019	2018	2019	2018
Interest income:
Interest and fees on loans and leases	$223,527	$225,961	$924,693	$842,449
Interest and dividends on securities	58,205	54,301	229,163	212,090
Loans held for sale	268	130	727	628
Total interest income	282,000	280,392	1,154,583	1,055,167
Interest expense:
Deposits	31,586	27,629	129,577	90,407
Borrowings	19,164	15,632	69,879	58,079
Total interest expense	50,750	43,261	199,456	148,486
Net interest income	231,250	237,131	955,127	906,681
Provision for loan and lease losses	6,000	10,000	37,800	42,000
Net interest income after provision for loan and lease losses	225,250	227,131	917,327	864,681
Non-interest income:
Deposit service fees	40,470	40,272	168,022	162,183
Loan and lease related fees	8,704	7,914	31,327	32,025
Wealth and investment services	8,476	8,105	32,932	32,843
Mortgage banking activities	2,286	740	6,115	4,424
Increase in cash surrender value of life insurance policies	3,670	3,693	14,612	14,614
Gain on investment securities, net	29	—	29	—
Other income	7,284	12,439	32,278	36,479
Total non-interest income	70,919	73,163	285,315	282,568
Non-interest expense:
Compensation and benefits	100,467	97,039	395,402	381,496
Occupancy	14,379	13,974	57,181	59,463
Technology and equipment	27,639	24,858	105,283	97,877
Marketing	3,957	4,345	16,286	16,838
Professional and outside services	4,674	6,201	21,380	20,300
Intangible assets amortization	962	962	3,847	3,847
Loan workout expenses	474	1,150	2,952	3,251
Deposit insurance	4,662	4,651	17,954	34,749
Other expenses	22,516	21,579	95,665	87,795
Total non-interest expense	179,730	174,759	715,950	705,616
Income before income taxes	116,439	125,535	486,692	441,633
Income tax expense	25,966	26,697	103,969	81,215
Net income	90,473	98,838	382,723	360,418
Preferred stock dividends and other	(2,407)	(2,172)	(9,738)	(8,715)
Earnings applicable to common shareholders	$88,066	$96,666	$372,985	$351,703

Weighted-average common shares outstanding - Diluted	91,916	92,202	91,882	92,227

Earnings per common share:
Basic	$0.96	$1.05	$4.07	$3.83
Diluted	0.96	1.05	4.06	3.81

WEBSTER FINANCIAL CORPORATION Five Quarter Consolidated Statements of Income (unaudited)
	Three Months Ended
(In thousands, except per share data)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Interest income:
Interest and fees on loans and leases	$223,527	$236,453	$235,949	$228,764	$225,961
Interest and dividends on securities	58,205	57,517	56,163	57,278	54,301
Loans held for sale	268	166	145	148	130
Total interest income	282,000	294,136	292,257	286,190	280,392
Interest expense:
Deposits	31,586	34,214	32,757	31,020	27,629
Borrowings	19,164	19,383	17,713	13,619	15,632
Total interest expense	50,750	53,597	50,470	44,639	43,261
Net interest income	231,250	240,539	241,787	241,551	237,131
Provision for loan and lease losses	6,000	11,300	11,900	8,600	10,000
Net interest income after provision for loan and lease losses	225,250	229,239	229,887	232,951	227,131
Non-interest income:
Deposit service fees	40,470	41,410	43,118	43,024	40,272
Loan and lease related fees	8,704	8,246	6,558	7,819	7,914
Wealth and investment services	8,476	8,496	8,309	7,651	8,105
Mortgage banking activities	2,286	2,133	932	764	740
Increase in cash surrender value of life insurance policies	3,670	3,708	3,650	3,584	3,693
Gain on investment securities, net	29	—	—	—	—
Other income	7,284	5,938	13,286	5,770	12,439
Total non-interest income	70,919	69,931	75,853	68,612	73,163
Non-interest expense:
Compensation and benefits	100,467	98,623	98,527	97,785	97,039
Occupancy	14,379	14,087	14,019	14,696	13,974
Technology and equipment	27,639	26,180	25,767	25,697	24,858
Marketing	3,957	4,758	4,243	3,328	4,345
Professional and outside services	4,674	5,024	5,634	6,048	6,201
Intangible assets amortization	962	961	962	962	962
Loan workout expenses	474	986	832	660	1,150
Deposit insurance	4,662	4,409	4,453	4,430	4,651
Other expenses	22,516	24,866	26,203	22,080	21,579
Total non-interest expense	179,730	179,894	180,640	175,686	174,759
Income before income taxes	116,439	119,276	125,100	125,877	125,535
Income tax expense	25,966	25,411	26,451	26,141	26,697
Net income	90,473	93,865	98,649	99,736	98,838
Preferred stock dividends and other	(2,407)	(2,423)	(2,456)	(2,187)	(2,172)
Earnings applicable to common shareholders	$88,066	$91,442	$96,193	$97,549	$96,666

Weighted-average common shares outstanding - Diluted	91,916	91,874	91,855	92,225	92,202

Earnings per common share:
Basic	$0.96	$1.00	$1.05	$1.06	$1.05
Diluted	0.96	1.00	1.05	1.06	1.05

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Three Months Ended December 31,
		2019			2018
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$19,808,521	$224,259	4.46%	$18,424,387	$226,727	4.85%
Investment securities (a)	8,323,512	58,724	2.86	7,144,118	54,119	2.99
Federal Home Loan and Federal Reserve Bank stock	127,770	1,007	3.13	137,535	1,480	4.27
Interest-bearing deposits	56,484	228	1.58	61,313	343	2.19
Loans held for sale	32,599	268	3.28	10,258	130	5.04
Total interest-earning assets	28,348,886	$284,486	3.98%	25,777,611	$282,799	4.32%
Non-interest-earning assets	1,969,620			1,625,706
Total Assets	$30,318,506			$27,403,317

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,417,167	$—	—%	$4,209,456	$—	—%
Health savings accounts	6,320,475	3,166	0.20	5,633,993	2,828	0.20
Interest-bearing checking, money market and savings	9,420,738	13,944	0.59	8,945,051	11,160	0.49
Certificates of deposit	3,202,242	14,476	1.79	3,136,831	13,641	1.72
Total deposits	23,360,622	31,586	0.54	21,925,331	27,629	0.50

Securities sold under agreements to repurchase and other borrowings	1,275,293	4,726	1.45	668,660	2,769	1.62
Federal Home Loan Bank advances	1,550,528	8,932	2.25	1,491,071	10,024	2.63
Long-term debt (a)	547,584	5,506	4.21	225,990	2,839	5.03
Total borrowings	3,373,405	19,164	2.25	2,385,721	15,632	2.57
Total interest-bearing liabilities	26,734,027	$50,750	0.75%	24,311,052	$43,261	0.70%
Non-interest-bearing liabilities	387,916			239,089
Total liabilities	27,121,943			24,550,141

Preferred stock	145,037			145,037
Common shareholders' equity	3,051,526			2,708,139
Total shareholders' equity	3,196,563			2,853,176
Total Liabilities and Shareholders' Equity	$30,318,506			$27,403,317
Tax-equivalent net interest income		233,736			239,538
Less: tax-equivalent adjustments		(2,486)			(2,407)
Net interest income		$231,250			$237,131
Net interest margin			3.27%			3.66%

(a) For purposes of yield/rate computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.

WEBSTER FINANCIAL CORPORATION Consolidated Average Balances, Interest, Yields and Rates, and Net Interest Margin on a Fully Tax-equivalent Basis (unaudited)
	Twelve Months Ended December 31,
		2019			2018
(Dollars in thousands)	Average balance	Interest	Yield/rate	Average balance	Interest	Yield/rate
Assets:
Interest-earning assets:
Loans and leases	$19,209,611	$927,395	4.83%	$18,033,587	$845,146	4.69%
Investment securities (a)	7,761,937	229,989	2.97	7,137,326	211,227	2.93
Federal Home Loan and Federal Reserve Bank stock	113,518	4,956	4.37	132,607	6,067	4.58
Interest-bearing deposits	56,458	1,211	2.14	63,178	1,125	1.78
Loans held for sale	22,437	727	3.24	15,519	628	4.04
Total interest-earning assets	27,163,961	$1,164,278	4.29%	25,382,217	$1,064,193	4.18%
Non-interest-earning assets	1,897,078			1,640,385
Total Assets	$29,061,039			$27,022,602

Liabilities and Shareholders' Equity:
Interest-bearing liabilities:
Demand deposits	$4,300,407	$—	—%	$4,185,183	$—	—%
Health savings accounts	6,240,201	12,316	0.20	5,540,000	10,980	0.20
Interest-bearing checking, money market and savings	9,144,086	54,566	0.60	9,115,168	36,559	0.40
Certificates of deposit	3,267,913	62,695	1.92	2,818,271	42,868	1.52
Total deposits	22,952,607	129,577	0.56	21,658,622	90,407	0.42

Securities sold under agreements to repurchase and other borrowings	1,008,704	17,953	1.78	784,998	13,491	1.72
Federal Home Loan Bank advances	1,201,839	31,399	2.61	1,339,492	33,461	2.50
Long-term debt (a)	468,111	20,527	4.51	225,895	11,127	4.93
Total borrowings	2,678,654	69,879	2.62	2,350,385	58,079	2.47
Total interest-bearing liabilities	25,631,261	$199,456	0.78%	24,009,007	$148,486	0.62%
Non-interest-bearing liabilities	362,059			231,463
Total liabilities	25,993,320			24,240,470

Preferred stock	145,037			145,068
Common shareholders' equity	2,922,682			2,637,064
Total shareholders' equity	3,067,719			2,782,132
Total Liabilities and Shareholders' Equity	$29,061,039			$27,022,602
Tax-equivalent net interest income		964,822			915,707
Less: tax-equivalent adjustments		(9,695)			(9,026)
Net interest income		$955,127			$906,681
Net interest margin			3.55%			3.60%

(a) For purposes of yield/rate computation, unrealized gain (loss) balances on securities available for sale and senior fixed-rate notes hedges are excluded.

WEBSTER FINANCIAL CORPORATION Five Quarter Loan and Lease Balances (unaudited)
(Dollars in thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Loan and Lease Balances (actual):
Commercial non-mortgage	$5,833,952	$5,887,119	$5,948,388	$5,811,309	$5,755,832
Asset-based lending	1,046,886	1,122,765	1,077,118	1,039,633	969,171
Commercial real estate	5,949,339	5,398,084	5,224,382	4,991,825	4,927,145
Residential mortgages	4,972,685	4,873,726	4,718,704	4,631,787	4,416,637
Consumer	2,234,124	2,269,952	2,301,291	2,339,736	2,396,704
Total Loan and Lease Balances	20,036,986	19,551,646	19,269,883	18,814,290	18,465,489
Allowance for loan and lease losses	(209,096)	(209,152)	(211,671)	(211,389)	(212,353)
Loans and Leases, net	$19,827,890	$19,342,494	$19,058,212	$18,602,901	$18,253,136

Loan and Lease Balances (average):
Commercial non-mortgage	$5,879,600	$5,933,221	$5,914,710	$5,776,334	$5,754,153
Asset-based lending	1,087,537	1,138,189	1,049,403	1,016,069	964,575
Commercial real estate	5,667,764	5,312,403	5,079,415	4,930,035	4,862,419
Residential mortgages	4,917,365	4,802,497	4,662,033	4,415,434	4,419,826
Consumer	2,256,255	2,286,983	2,324,717	2,371,302	2,423,414
Total Loan and Lease Balances	19,808,521	19,473,293	19,030,278	18,509,174	18,424,387
Allowance for loan and lease losses	(211,460)	(213,130)	(210,719)	(214,966)	(214,453)
Loans and Leases, net	$19,597,061	$19,260,163	$18,819,559	$18,294,208	$18,209,934

WEBSTER FINANCIAL CORPORATION Five Quarter Nonperforming Assets and Past Due Loans and Leases (unaudited)
(Dollars in thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Nonperforming loans and leases:
Commercial non-mortgage	$64,793	$64,197	$56,340	$66,754	$62,265
Asset-based lending	139	9,165	184	218	224
Commercial real estate	11,554	12,810	10,413	7,449	8,243
Residential mortgages	43,100	43,733	48,104	49,267	49,069
Consumer	31,320	32,794	33,015	35,245	34,949
Total nonperforming loans and leases	$150,906	$162,699	$148,056	$158,933	$154,750

Other real estate owned and repossessed assets:
Commercial non-mortgage	$271	$544	$1,307	$861	$407
Residential mortgages	4,247	1,912	2,012	2,769	4,679
Consumer	1,956	1,561	1,872	1,868	1,781
Total other real estate owned and repossessed assets	$6,474	$4,017	$5,191	$5,498	$6,867
Total nonperforming assets	$157,380	$166,716	$153,247	$164,431	$161,617

Past due 30-89 days:
Commercial non-mortgage	$8,482	$5,384	$4,438	$19,152	$2,615
Asset-based lending	—	—	—	—	—
Commercial real estate	1,700	1,433	2,665	2,283	1,514
Residential mortgages	13,598	13,445	10,844	12,865	12,789
Consumer	18,835	15,217	13,949	16,174	17,324
Total past due 30-89 days	42,615	35,479	31,896	50,474	34,242
Past due 90 days or more and accruing	—	92	410	—	104
Total past due loans and leases	$42,615	$35,571	$32,306	$50,474	$34,346

Five Quarter Changes in the Allowance for Loan and Lease Losses (unaudited)
	For the Three Months Ended
(Dollars in thousands)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Beginning balance	$209,152	$211,671	$211,389	$212,353	$211,832
Provision	6,000	11,300	11,900	8,600	10,000
Charge-offs:
Commercial non-mortgage	5,041	11,291	5,657	7,837	10,239
Asset-based lending	—	—	—	—	289
Commercial real estate	23	32	2,473	973	22
Residential mortgages	876	872	2,154	251	910
Consumer	3,165	3,765	4,098	3,972	4,384
Total charge-offs	9,105	15,960	14,382	13,033	15,844
Recoveries:
Commercial non-mortgage	236	173	464	569	2,993
Asset-based lending	33	—	—	229	21
Commercial real estate	3	3	33	6	7
Residential mortgages	534	356	295	178	1,137
Consumer	2,243	1,609	1,972	2,487	2,207
Total recoveries	3,049	2,141	2,764	3,469	6,365
Total net charge-offs	6,056	13,819	11,618	9,564	9,479
Ending balance	$209,096	$209,152	$211,671	$211,389	$212,353

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures
The Company evaluates its business based on certain ratios that utilize non-GAAP financial measures. The Company believes the use of these non-GAAP financial measures provides additional clarity in assessing the results and financial position of the Company. Other companies may define or calculate supplemental financial data differently.
The efficiency ratio, which measures the costs expended to generate a dollar of revenue, is calculated excluding certain non-operational items. Return on average tangible common shareholders' equity measures the Company’s net income available to common shareholders, adjusted for the tax-effected amortization of intangible assets, as a percentage of average shareholders’ equity less average preferred stock and average goodwill and intangible assets. The tangible equity ratio represents shareholders’ equity less goodwill and intangible assets divided by total assets less goodwill and intangible assets. The tangible common equity ratio represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by total assets less goodwill and intangible assets. Tangible book value per common share represents shareholders’ equity less preferred stock and goodwill and intangible assets divided by common shares outstanding at the end of the period. Core deposits express total deposits less time deposits. See the tables below for reconciliations of these non-GAAP financial measures with financial measures defined by GAAP.

	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Efficiency ratio:
Non-interest expense (GAAP)	$179,730	$179,894	$180,640	$175,686	$174,759
Less: Foreclosed property activity (GAAP)	263	(128)	(55)	(253)	191
Intangible assets amortization (GAAP)	962	961	962	962	962
Other expenses (non-GAAP)	—	1,750	—	7	320
Non-interest expense (non-GAAP)	$178,505	$177,311	$179,733	$174,970	$173,286
Net interest income (GAAP)	$231,250	$240,539	$241,787	$241,551	$237,131
Add: Tax-equivalent adjustment (non-GAAP)	2,486	2,436	2,435	2,338	2,407
Non-interest income (GAAP)	70,919	69,931	75,853	68,612	73,163
Other (non-GAAP)	402	350	354	342	282
Less: Gain on investment securities, net (GAAP)	29	—	—	—	—
Less: Gain on the sale of banking centers (GAAP)	—	—	—	—	4,596
Income (non-GAAP)	$305,028	$313,256	$320,429	$312,843	$308,387
Efficiency ratio (non-GAAP)	58.52%	56.60%	56.09%	55.93%	56.19%

Return on average tangible common shareholders' equity:
Net income (GAAP)	$90,473	$93,865	$98,649	$99,736	$98,838
Less: Preferred stock dividends (GAAP)	1,969	1,968	1,969	1,969	1,969
Add: Intangible assets amortization, tax-effected (GAAP)	760	759	760	760	760
Income adjusted for preferred stock dividends and intangible assets amortization (non-GAAP)	$89,264	$92,656	$97,440	$98,527	$97,629
Income adjusted for preferred stock dividends and intangible assets amortization, annualized basis (non-GAAP)	$357,056	$370,624	$389,760	$394,108	$390,516
Average shareholders' equity (non-GAAP)	$3,196,563	$3,118,691	$3,016,541	$2,935,653	$2,853,176
Less: Average preferred stock (non-GAAP)	145,037	145,037	145,037	145,037	145,037
Average goodwill and other intangible assets (non-GAAP)	560,750	561,715	562,679	563,646	564,601
Average tangible common shareholders' equity (non-GAAP)	$2,490,776	$2,411,939	$2,308,825	$2,226,970	$2,143,538
Return on average tangible common shareholders' equity (non-GAAP)	14.34%	15.37%	16.88%	17.70%	18.22%

WEBSTER FINANCIAL CORPORATION
Reconciliations to GAAP Financial Measures (continued) ___ ___

	At or for the Three Months Ended
(In thousands, except per share data)	December 31, 2019	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
Tangible equity:
Shareholders' equity (GAAP)	$3,207,770	$3,152,394	$3,065,217	$2,966,255	$2,886,515
Less: Goodwill and other intangible assets (GAAP)	560,290	561,252	562,214	563,176	564,137
Tangible shareholders' equity (non-GAAP)	$2,647,480	$2,591,142	$2,503,003	$2,403,079	$2,322,378
Total assets (GAAP)	$30,389,344	$29,895,100	$28,942,043	$28,238,129	$27,610,315
Less: Goodwill and other intangible assets (GAAP)	560,290	561,252	562,214	563,176	564,137
Tangible assets (non-GAAP)	$29,829,054	$29,333,848	$28,379,829	$27,674,953	$27,046,178
Tangible equity (non-GAAP)	8.88%	8.83%	8.82%	8.68%	8.59%

Tangible common equity:
Tangible shareholders' equity (non-GAAP)	$2,647,480	$2,591,142	$2,503,003	$2,403,079	$2,322,378
Less: Preferred stock (GAAP)	145,037	145,037	145,037	145,037	145,037
Tangible common shareholders' equity (non-GAAP)	$2,502,443	$2,446,105	$2,357,966	$2,258,042	$2,177,341
Tangible assets (non-GAAP)	$29,829,054	$29,333,848	$28,379,829	$27,674,953	$27,046,178
Tangible common equity (non-GAAP)	8.39%	8.34%	8.31%	8.16%	8.05%

Tangible book value per common share:
Tangible common shareholders' equity (non-GAAP)	$2,502,443	$2,446,105	$2,357,966	$2,258,042	$2,177,341
Common shares outstanding	92,027	92,034	92,007	92,125	92,247
Tangible book value per common share (non-GAAP)	$27.19	$26.58	$25.63	$24.51	$23.60

Core deposits:
Total deposits	$23,324,746	$23,280,665	$22,598,778	$22,750,928	$21,858,845
Less: Certificates of deposit	3,104,765	3,249,860	3,291,617	3,273,120	2,961,564
Brokered certificates of deposit	—	5,705	41,376	81,507	234,982
Core deposits (non-GAAP)	$20,219,981	$20,025,100	$19,265,785	$19,396,301	$18,662,299